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                                    EXHIBIT 5

                       JENKENS & GILCHRIST FORM OF OPINION

                              _______________, 1998




Swift Energy Company
Suite 400
16825 Northchase Drive
Houston, Texas 77060

         Re: Opinion as to Legality of Organization and Certain Securities of Swift Energy Company

Gentlemen:

         We have acted as counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 2,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The terms and conditions of such offering are described in a Joint Proxy/Prospectus (the "Prospectus"), contained in a Registration Statement on Form S-4 (File number 333-50637), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission").

         We have examined (i) the Prospectus and the Registration Statement,
(ii) the Articles of Incorporation of the Company, as amended, and the bylaws and corporate proceedings of the Company, and (iii) such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

         2. the Shares are duly authorized and will, when and if issued to and paid for by the offerees specified in the Prospectus, be validly issued, fully paid and nonassessable securities of the Company.


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Swift Energy Company
________________, 1998
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to reference being made to our firm under the caption "Legal Matters" in the Prospectus. We also consent to the filing of this opinion with state securities officials in connection with the registration of the Shares under applicable state securities laws. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                       Sincerely yours,



                                       JENKENS & GILCHRIST,
                                       A Professional Corporation



                                       By:
                                          ---------------------------
                                          Donald W. Brodsky
                                          Authorized Signatory on
                                          Behalf of the Corporation